CHAPTER FIFTEEN

SARBANES-OXLEY ACT POLICIES AND PROCEDURES

This Chapter contains the: (A) Disclosure Controls and Procedures; (B) Code of Ethics; and, (C) Attorney Up-the-Ladder Reporting Policies adopted by the First Investors Funds to comply with the Sarbanes-Oxley Act of 2002.

A. DISCLOSURE CONTROLS AND PROCEDURES

DISCLOSURE CONTROLS AND PROCEDURES
ESTABLISHED BY THE PRINCIPAL EXECTIVE AND FINANCIAL OFFICERS
OF THE FIRST INVESTORS FUNDS
AMENDED AND RESTATED AS OF MAY 17, 2012

I. INTRODUCTION

The principal executive officer (“PEO”) and the principal financial officer (“PFO”) of the First Investors Funds (“Funds”) have established these Disclosure Controls and Procedures (“Procedures”), amended and restated as of May 17, 2012, pursuant to Rules 30a-2 and 30a-3 of the Investment Company Act of 1940 (“1940 Act”).1 Rules 30a-2 and 30a-3 of the 1940 Act were adopted by the Securities and Exchange Commission (“SEC”) to implement Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) with respect to mutual funds.

These Procedures are designed to ensure that (1) material information that is required to be disclosed by the Funds in Form N-CSR and Form N-Q is made known to the PEO and the PFO of the Funds in a manner that allows timely and appropriate decisions to be made regarding disclosure and (2) the PEO and PFO have a proper basis for making the certifications (“Certifications”) to Form N-CSR and Form N-Q under the 1940 Act.

II. DEFINITIONS

For purposes of these Procedures, the following words and phrases are defined as follows:

A. “Disclosure Controls and Procedures” or “Procedures”

“Disclosure Controls and Procedures” or “Procedures” refer to controls and other procedures of the Funds that are designed to ensure that information required to be disclosed by the Funds in the Reports (as that term is defined below) is recorded, processed, summarized, and reported within the time periods specified in the rules of the SEC. These procedures include, without limitation, controls and procedures designed to ensure that the information required to be disclosed by the Funds in these Reports is accumulated and communicated to the Funds’ management, including its PEO and PFO, as appropriate, to allow timely decisions regarding required disclosure.

B. “Internal Controls”

“Internal Controls” mean the policies and procedures that are used to provide reasonable assurances that:

1 The First Investors Funds Disclosure Controls and Procedures were originally adopted in November 2002 and amended in January 2003, August 2003, November 2004, August 2005, November 2006, February 2008 and February 2011.

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1. Transactions are executed in accordance with management’s general or specific authorization;

2. Transactions are recorded as necessary:

a. to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements; and

b. to maintain accountability for assets;

3. Access to assets is permitted only in accordance with management’s general or specific authorization; and

4. The recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

C. “Fair Presentation” or “Fairly Presented”

“Fair Presentation” or “Fairly Presented” mean that the presentation of a Fund’s financial condition, results of operations, changes in net assets, and cash flows (if the financial statements of a Fund are required to include a statement of cash flows) reflects:

1. The selection and proper application of appropriate accounting policies;

2. Disclosure of financial information that is informative and reasonably reflects the underlying transactions and events; and

3. Inclusion of any additional disclosure necessary to provide a materially accurate and complete picture of a Fund’s financial condition.

D. “Evaluation”

“Evaluation” refers to the evaluation of the Funds’ Procedures conducted by the Disclosure Committee, as set forth in Part IV. B and C of these Procedures.

E. “Fraud”

“Fraud” means any fraud, whether or not material, that involves any person who has a significant role in the Funds’ Internal Controls, or any other material fraud.

F. “Material Weakness”

“Material Weakness” means a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

G. “Reports”

“Reports” mean reports on Form N-CSR and Form N-Q filed with or submitted to the SEC under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934.

H. “Significant Changes”

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“Significant Changes” mean any significant changes in Internal Controls or in other factors that could significantly affect Internal Controls subsequent to the date of the most recent Evaluation, including any corrective actions with regard to Significant Deficiencies and Material Weaknesses.

I. “Significant Deficiency”

“Significant Deficiency” is a deficiency, or combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the company’s financial reporting.

III. DISCLOSURE COMMITTEE

A. Establishment and Membership

There is hereby established a Disclosure Committee. The members shall consist of the:

1. PEO;

2. PFO;

3. President of FIMCO;

4. Chief Legal and Regulatory Officer of First Investors Consolidated Corporation (“FICC”);

5. Director of Equities;

6. Director of Fixed Income; and

7. Chief Compliance Officer.

B. Purpose of the Disclosure Committee

The purpose of the Disclosure Committee is to assist the PEO and PFO in carrying out their responsibilities under these Procedures, including, but not limited to:

1. Ensuring that the information required to be included in the Reports is collected or prepared by the appropriate persons;

2. Ensuring that such information is reviewed and verified by the appropriate persons and that any issues related to the accuracy or adequacy of the information are brought to the attention of the PEO and PFO;

3. Resolving in a timely manner any questions or issues related to the accuracy and adequacy of such information; and

4. Conducting an Evaluation of these Procedures as set forth in Part IV. B and C of these Procedures.

C. Responsibilities of the Disclosure Committee

The Disclosure Committee shall have the responsibility to:

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1. Establish guidelines, timetables, and procedures to ensure that the information required by these Procedures is generated and submitted in a timely manner;

2. Oversee the accumulation, processing, summarizing and reporting of the information required to be disclosed by each of the Funds in the Reports, including:

a. The information that is required to be included in the Reports;

b. Such additional information as may be relevant to assess the need to disclose developments and risks that pertain to each of the Funds’ businesses; and

c. Such additional information as may be necessary to determine whether further material information must be included in the Reports to make the required statements, in the light of the circumstances under which they are made, not misleading;

3. Consider the materiality of information;

4. Communicate any issues regarding the accuracy and adequacy of the information that is being included in the Reports to the PEO and PFO of the Funds in a timely manner;

5. Determine each of the Funds’ disclosure obligations on a timely basis;

6. Determine whether the information contained in the Reports is Fairly Presented;

7. Identify any Significant Deficiencies, Material Weaknesses, Significant Changes, or Fraud;

8. Conduct an Evaluation called for in Part IV. B and C of these Procedures; and,

9. Provide such assistance, information and documentation to the Funds’ independent auditors as may be necessary for such auditors to render their assessment and report on the Evaluation.

IV. PROCEDURES TO BE FOLLOWED

A. Assignment of Responsibilities for Preparing and Verifying Information

1. Prior to the filing of a Form N-CSR, the Disclosure Committee shall

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a. Prepare a control sheet (“Control Sheet”), such as the Control Sheet which is attached hereto as Exhibit A, that assigns primary and secondary responsibility to the appropriate persons and departments to collect and verify information necessary to answer each applicable question in Form N-CSR;

b. Disseminate the Control Sheet to the following appropriate persons and departments including, but not limited to, Fund Accounting, Portfolio, Legal, Investment Compliance, Corporate Accounting and Administrative Data Management Corp. (“ADM”); and,

c. Ensure that the appropriate persons and departments have reviewed the Control Sheet and that all information has been collected, reported, disclosed and verified.

2. Fund Accounting shall be responsible for:

a. Establishing, maintaining and following appropriate Internal Controls;

b. Preparing the financial information that is to be included in reports that are filed on Form N-CSR in accordance with such Internal Controls;

c. Verify the financial information is correct by:

(1) Reconciling securities held as of the period end to the custodian and the Subadviser, if any;
(2) Reconciling cash positions as of the period end to the custodian;
(3) Reconciling shares outstanding at the period end and activity during the reporting period to ADM;
(4) Verifying with Portfolio that securities are listed with the proper description and any special designations;
(5) Verifying that the financial statements produced agree with the records of each Fund as of the period end and the period covered by the report;
(6) Comparing the information in the expense examples against Fund Accounting’s records;
(7) Verifying fees paid to affiliates and any expenses waived or assumed with Corporate Accounting; and,
(8) Discussing with Legal and the independent auditors changes in reporting requirements, if any, and their impact on the Funds.

3. As part of the verification process performed by Fund Accounting, both the Treasurer and Assistant Treasurer will review financial information prepared by Fund Accountants. Furthermore, the Treasurer and Assistant Treasurer will meet with the independent auditors twice per year to discuss the results of their audits and the impact of audit adjustments, if any.

4. The Portfolio Manager or Managers (or the Investment Adviser or Subadviser in the case of a Fund that does not have a designated portfolio manager) of the Fund shall prepare the discussion of Fund performance when required. The discussion shall be verified by having the Director of Equities (in the case of an Equity Fund) or the Director of Fixed Income (in the case of a Bond or Money-Market Fund) review and compare it against the interim performance reports that have been provided by the portfolio manager, Adviser, or Subadviser, Lipper Services performance attribution reports (to the extent that they are available for the Fund), and such other information as may be relevant. In the case of a Fund that is managed by the Director of

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Equities or the Director of Fixed Income, the Chief Legal and Regulatory Officer of FICC and Fund Accounting will be responsible for conducting the review using the same information as the Director of Equities or Director of Fixed Income would use. In such a case, the Chief Legal and Regulatory Officer of FICC and Fund Accounting may also consult with portfolio managers and analysts who are not responsible for the Fund.

5. In the event that an annual or semi-annual report that is to be included in a N-CSR contains a description of the material factors considered by the Board of Trustees of any Fund in approving any advisory or subadvisory agreement, the Chief Legal and Regulatory Officer of FICC shall be responsible for reviewing the accuracy of the description based upon the minutes of the Board meeting at which the agreement was approved, the minutes of any executive session or sessions that were held by the independent trustees, and other relevant documents that may be available.

B. Form N-CSR Meetings

The Disclosure Committee shall hold one or more meetings (as necessary) prior to the final printing of an annual or semi-annual report to shareholders that is to be included in the Form N-CSR to:

1. Review a draft of the Form N-CSR, including the shareholder report that is to be filed on Form N-CSR;

2. Verify that all of the information that is required to be in the N-CSR has been disclosed in the draft N-CSR and that any outstanding issues have been resolved;

3. Obtain sub-certifications, such as the certifications for Form N-CSR which are attached hereto as Exhibit B-1, from every person or department assigned primary or secondary responsibility for the information contained in the Form N-CSR, identify any Significant Deficiencies, Material Weaknesses, Fraud, and Significant Changes;

4. Determine that all of the information to be included in the Form N-CSR, including the information in the shareholder report, is Fairly Presented;

5. Evaluate the effectiveness of these Procedures or determine that an Evaluation has already taken place within 90 days of the filing of the Form N-CSR.

Each Evaluation of the effectiveness of these Procedures shall be documented on an Evaluation Form, which is annexed hereto as Exhibit C. The Disclosure Committee may use a single Evaluation of the effectiveness of the Procedures for all of the Funds in the First Investors Family of Funds as long as the Evaluation has been performed within 90 days of the filing date. If any member of the Disclosure Committee is not available to attend a meeting where an Evaluation of the effectiveness of the Procedures is conducted, they may delegate to another member of their department who is acceptable to the Committee the duty of signing the Evaluation Form on their behalf. Alternately, in such cases, the Committee can determine to proceed with the Evaluation with less than all of the members of the Committee present, but at least a majority.

C. Form N-Q Meetings

The Disclosure Committee should hold one or more meetings (as necessary) prior to the filing dates of each Fund’s report on Form N-Q to:

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1. Review a draft of Form N-Q;

2. Verify that all of the information that is required to be in the Form N-Q has been disclosed in the draft Form N-Q and that any outstanding issues have been resolved;

3. Obtain sub-certifications, which are attached hereto as Exhibit B-2, from every person or department assigned responsibility for the information contained in the Form N-Q, identify any Significant Deficiencies, Material Weakness, Fraud, and Significant Changes;

4. Determine that all of the information to be included in the Form N-Q is fairly presented; and

5. Evaluate the effectiveness of these Procedures or determine that an Evaluation has already taken place within 90 days of the filing of Form N-Q.

Each Evaluation of the effectiveness of these Procedures shall be documented on an Evaluation Form, which is annexed hereto as Exhibit C. The Disclosure Committee may use a single Evaluation of the effectiveness of the Procedures for all of the Funds in the First Investors Family of Funds as long as the Evaluation has been performed within 90 days of the filing date. If any member of the Disclosure Committee is not available to attend a meeting where an Evaluation of the effectiveness of the Procedures is conducted, they may delegate to another member of their department who is acceptable to the Committee the duty of signing the Evaluation Form on their behalf. Alternately, in such cases, the Committee can determine to proceed with the Evaluation with less than all of the members of the Committee present, but at least a majority.

D. Disclosures to the Auditors and Audit Committee

Prior to filing any Form N-CSR, the PEO and PFO shall disclose to the Fund’s independent auditors and the Audit Committee of the Board of Trustees of the Fund any known:

• Significant Deficiencies;

• Material Weaknesses; and

• Fraud.

E. Records of Meeting and Proceedings of the Disclosure Committee

The Disclosure Committee shall keep minutes of all of its meetings and retain such minutes with the official records of the Funds. The minutes will be retained for the period prescribed in the 1940 Act and the rules thereunder.

V. CERTIFICATION PROCEDURES

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A. Section 302 Certification of the Sarbanes-Oxley Act

1. In accordance with Rule 30a-2 of the 1940 Act, the Reports filed by a Fund will include Certifications by the PEO and PFO in the form specified under Rule 30a-2(a) of the 1940 Act. (See Exhibit D for Form N-CSR and Exhibit E for Form N-Q).

2. The PEO and PFO at the time of filing the Reports will each personally sign a separate Certification. The PEO and PFO may not have their Certifications signed on their behalf pursuant to a power of attorney or other form of confirming authority.

B. Section 906 Certification of the Sarbanes-Oxley Act (Form N-CSR only)

1. In accordance with Rule 30a-2(b) of the 1940 Act and Section 906 of the Sarbanes-Oxley Act, a Certification in the N-CSR form required by Section 906, shall be furnished as an exhibit with each report filed by a Fund on Form N-CSR. (See Exhibit F)

2. The PEO and PFO at the time of filing Form N-CSR may sign the same 906 Certification or may each sign individual 906 Certifications.

C. Standards of Fair Presentation for 302 and 906 Certifications

The Certification regarding Fair Presentation of financial statements and other financial information is intended to provide assurances that the financial information disclosed in a report, viewed in its entirety, meets a standard of overall material accuracy and completeness that is broader than financial reporting requirements under generally accepted accounting principles. It is not limited to a representation that the financial statements and other financial information have been presented in accordance with “generally accepted accounting principles” and is not otherwise limited by reference to generally accepted accounting principles. The financial disclosures of the Funds to which the Certification of “Fair Representation” applies includes the financial information in the Reports and the financial statements of the Funds (including footnote disclosure) upon which the financial information in a report on Form N-CSR is based.

D. Failure to Certify

If the PEO or PFO determines that he or she cannot certify the Reports as required, and cannot make or cause to be made the changes or corrections to the Reports necessary to be able to make such Certification, then the certifying officer must notify the Audit Committee of the Fund of such determination and the reason(s) therefore.

E. Records of Certifications

The Fund Accounting Department shall maintain a file copy of the executed Reports, the Certifications executed by the certifying officers, as well as the material provided to the certifying officers, as detailed above. These documents will be maintained for the period prescribed in the 1940 Act and the rules thereunder.

VI. MAINTENANCE AND AMENDMENT

1. These Procedures shall be maintained by the PEO and the PFO of the Funds, who may amend these Procedures from time to time as they collectively deem necessary, desirable or appropriate to fulfill the purpose of these Procedures, or as may be permitted or required by applicable law, regulation or interpretation thereof.

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2. The PEO and the PFO of the Funds shall amend these Procedures (including Internal Controls) to address any Significant Deficiencies or Material Weaknesses identified in an Evaluation. Such amendments shall be made prior to the next evaluation date.

3. Any amendments to these Procedures or other Significant Changes shall be reported to the Audit Committee of the Board of Trustees of the Funds at the next regular meeting of such Committee.

/S/*
Christopher H. Pinkerton
Principal Executive Officer

/S/*
Joseph I. Benedek
Principal Financial Officer

* Signed copies are on file in the Legal Department

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Exhibit A - Form N-CSR Control Sheet (as of 8/22/05)
Responsibility (P=Primary S=Secondary)
		Fund			Investment	Corp.
ITEM	DESCRIPTION	Acctg.	Portfolio	Legal	Compl.	Acctg.	ADM

1	Report to Shareholders
1a	Portfolio Manager Letter (Annual Report Only)	S1	P	S2
1b	Other Letters (if any)		P	S
1c	Performance Graphs (Annual Report Only)	P	S1	S2
1d	Portfolio of Investments: correct security description, type, classification and any special designations
	(in default, etc.)	S	P
1e	Portfolio of Investments: number of shares or principal amount, value, amount invested per $10,000
	and portfolio totals	P	S
1f	Financial Statements	P	S
1g	Notes to Financial Statements	P		S
1h	Notes to Financial Statements: shares outstanding, share activity and total distributions	P					S
1i	Notes to Financial Statements: Fees paid to FIC, FIMCO, ADM and FIFSB	S				P
1j	Financial Highlights	P	S
1k	Directors/Trustees and Officers	S		P
1l	Shareholder Information	P		S
1m	Understanding Your Fund's Expenses and Fund Expenses Example	P
1n	Board Considerations of Advisory Contracts and Fees			P
2	Disclosure re: Code of Ethics (Annual Report Only)			P
2a	Disclosure re: waivers (if any) from the Code (Annual Report Only)			P	S
3	Disclosure re: Audit Committee Financial Expert (Annual Report only)			P	S
4	Disclosure of Principal Accountant Fees and Services (Annual Report Only)	P
5	Disclosure re: Audit Committee of Listed Registrants (Annual Report only)			P	S
6	Disclosure re: Schedule of Investments	P	S
7	N/A - (Disclosure of Proxy Voting Policies and Procedures, applies only to closed end funds)
8	N/A - (Portfolio managers of closed end funds)
9	N/A - (Purchases of Equity Securities, applies only to closed end funds)
10	Disclosures re: Submission of Matters to a Vote of Security Holders			P	S
11	Disclosures re: Disclosure Controls and Procedures			P	S
12	Exhibit A: Copy of Code of Ethics			P	S
	Exhibit B: 302 Certification by PEO, PFO	P
	Exhibit C: 906 Certification by PEO, PFO	P

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EXHIBIT B-1

First Investors ________________Fund (the “Fund”)

Form N-CSR

CERTIFICATION OF__________________________

By signing this form, I certify that:

1. I have reviewed the items set forth below in Form N-CSR for the Fund for the period ended __________. I have reviewed such documents or sources as I believe are necessary to ensure the accuracy of such materials; and, based upon my knowledge and belief, the materials provided are accurate in all material respects;

2. I am not aware of any fraud, whether or not material, that could have any impact on the Fund which has not been previously reported to the Principal Executive Officer (“PEO”) or Principal Financial Officer (“PFO”) of the Fund; and,

3. I am not aware of any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect the ability of the Fund to record, process, summarize, and report financial data except for deficiencies or weaknesses (if any) that have been previously reported to the PEO or PFO.

Primary Certification Items	Secondary Certification Items

Signed by:_________________________	Date:_________________________
Name:
Title:

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EXHIBIT B-2

First Investors ________________Fund (the “Fund”)

Form N-Q

CERTIFICATION OF_______________________

By signing this form, I certify that:

1. I have reviewed the schedule(s) of investments included in Form N-Q for the Fund for the period ended __________. I have reviewed such documents or sources as I believe are necessary to ensure the accuracy of such information; and, based upon my knowledge and belief, the information provided is accurate in all material respects;

2. I am not aware of any fraud, whether or not material, that could have any impact on the Fund which has not been previously reported to the Principal Executive Officer (“PEO”) or Principal Financial Officer (“PFO”) of the Fund; and,

3. I am not aware of any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect the ability of the Fund to record, process, summarize, and report financial data except for deficiencies or weaknesses (if any) that have been previously reported to the PEO or PFO.

Signed by:_____________________________________	Date:_________________________
Name:
Title:

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EXHIBIT C

EVALUATION FORM

This Evaluation Form (“Evaluation”) is being completed by the Disclosure Committee (the “Committee”) of the First Investors Funds (“Funds”), for the period ended __________, and is intended to document the Committee’s evaluation of the effectiveness of the Funds’ Disclosure Controls and Procedures (“Procedures”) in compliance with Rule 15d-15 under the Securities Exchange Act of 1934, as amended.

The Committee shall hold one or more meetings (as necessary) prior to the filing date of each Fund’s report on Form N-CSR or Form N-Q to review all the information necessary for them to make the required certifications, including, but not limited to, the results of this Evaluation. The Disclosure Committee may use a single Evaluation of the effectiveness of the Procedures for all of the Funds in the First Investors Family of Funds as long as the Evaluation has been performed within 90 days of the filing date.

The Committee makes the following conclusions regarding their Evaluation:

1.	Were there any significant deficiencies in the design or operation of Internal Controls that adversely affected any Fund’s ability to record, process, summarize, or report financial data?

	□	Yes	□	No

If yes, please explain:

2.	Were there any material weaknesses in the Internal Controls?
	□	Yes	□	No

If yes, please explain:

3.	Did the Funds experience any fraud, whether or not material, that involved management or other employees who have a significant role in the Funds’ Internal Controls?
	□	Yes	□	No

If yes, please explain:

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4.	Were there any significant changes in Internal Controls or in other factors that could significantly affect Internal Controls subsequent to the date of the most recent Evaluation, including any corrective action with regard to Significant Deficiencies and Material Weaknesses?

	□	Yes	□	No

If yes, please explain:

Signed:____________________________________	Date:________________________
Principal Executive Officer

Signed:____________________________________	Date:________________________
Principal Financial Officer

Signed:____________________________________	Date:________________________
President of FIMCO

Signed:____________________________________	Date:________________________
Chief Legal and Regulatory Officer of FICC

Signed:____________________________________	Date:________________________
Director of Equities

Signed:____________________________________	Date:________________________
Director of Fixed Income

Signed:____________________________________	Date:_________________________
Chief Compliance Officer

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Exhibit D
CERTIFICATIONS

I, [identify the certifying individual], certify that:

1. I have reviewed this report on Form N-CSR of [identify registrant];

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the [registrant’s most recent fiscal half-year (the registrant’s second fiscal half-year in the case of an annual report)] [second fiscal quarter of the period covered by this report] that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting1; and

5. The registrant’s other certifying officer(s) and I have disclosed, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

1 The certification has been amended to require a certifying officer to state that he or she has disclosed in the report any change in the fund’s internal control over financial reporting that occurred during the recent fiscal quarter, rather than the most recent fiscal half-year. Transition provisions require funds to comply with the current requirement until the earlier of June 30, 2005, or the date that a fund has filed its first report on Form N-Q,

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a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:______________________
	[Signature]	[Title]

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Exhibit E
CERTIFICATIONS

I, [identify the certifying individual], certify that:

1. I have reviewed this report on Form N-Q of [identify registrant];

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the schedule(s) of investments included in this report fairly present in all material respects the investments of the registrant as of the end of the fiscal quarter for which the report is filed;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:______________________
	[Signature]	[Title]

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Exhibit F
CERTIFICATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, (Name), (Title) of the (name of Fund) (the “Registrant”), certify, pursuant to 18 U.S.C. Section 1350 as enacted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Registrant’s periodic report on Form N-CSR of the (name of Fund) for the period ended (date) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: _______, 2003

/S/(Name)
(Title), (name of Fund)

A signed original of this written statement required by Section 906 has been provided to (name of Fund) and will be retained by ( name of Fund) and furnished to the Securities and Exchange Commission or its staff upon request.

Rev. 5/17/12	15-18

B. CODE OF ETHICS

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS OF
THE FIRST INVESTORS FUNDS

Adopted August 21, 2003   Amended August 16, 2007, February 17, 2011 and May 17. 2012

I. Purpose of the Code

In accordance with Section 406 of the Sarbanes-Oxley Act of 2002, and the instructions for Form N-CSR,2 the First Investors family of mutual funds (collectively, “Funds” and individually, “Fund”) have adopted this code of ethics (“Code”) to govern the conduct of their principal executive officers and financial officers (“Covered Officers”).3 This Code is intended to promote:

• Honest and ethical conduct by the Covered Officers of the Funds, including the honest and ethical handling of actual or apparent conflicts of interest between their personal and professional relationships;

• Full, fair, accurate, timely and understandable disclosure in reports and documents that the Funds file with, or submit to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Funds;

• Compliance with applicable laws and governmental rules and regulations;

• The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

• Accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

2 Form N-CSR implements Section 406 of the Sarbanes-Oxley Act of 2002 insofar as it applies to mutual funds. Item 2 of Form N-CSR requires a registered management investment company to disclose annually whether, as of the end of the period covered by the report, it has adopted a code of ethics that applies to the registrant’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these officers are employed by registrant or a third party. If the registrant has not adopted such a code of ethics, it must explain why it has not done so. The registrant must also (1) file with the SEC a copy of its code as an exhibit to its annual report on Form N-CSR; (2) post the text of its code on its Internet website and disclose, in its most recent report on Form N-CSR, its Internet address and the fact that it has posted the code on its Internet website; or (3) undertake in its most recent report on Form N-CSR to provide to any person without charge, upon request, a copy of its code and explain the manner in which such request may be made. The registrant must also disclose in its annual Form N-CSR any amendments to, or waivers (including implicit waivers) from, the provisions of the code.

3 The Covered Officers of the First Investors Funds are identified in Exhibit A to this Code.

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II. Conflicts of Interest

A. Definition of Conflict of Interests For Purposes of This Code

For purposes of this Code, a “conflict of interest” occurs when a Covered Officer’s “personal interests” interfere with the interests of, or his or her service to, any of the Funds. For example, a conflict of interest would arise if a Covered Officer, directly or indirectly, were to receive improper personal benefits as a result of the Covered Officer’s position with the Funds.

This Code applies to all conflicts of interest between the personal interests of Covered Officers and the interests of the Funds, whether or not such conflicts of interest are prohibited by the Investment Company Act of 1940 (“1940 Act”), the Investment Advisers Act of 1940 (“Investment Advisers Act”), or the rules adopted by the SEC under these laws. For example, this Code prohibits individual transactions between Covered Officers and the Funds, notwithstanding the fact that such transactions may already be prohibited by law.

This Code does not apply to conflicts of interest that arise solely because Covered Officers are employees or direct or indirect shareholders of the investment adviser of the Funds or the affiliates of the adviser. This Code recognizes that the Covered Officers will, in the normal course of their duties, be involved in establishing policies and implementing decisions that will have different effects on the adviser (and its affiliates) and the Funds. The participation of the Covered Officers in such activities is inherent in the contractual relationships between the Funds and the adviser (and its affiliates) and is consistent with the performance by the Covered Officers of their duties as officers of the Funds. These conflicts are not deemed to involve the “personal interests” of Covered Officers for purposes of this Code.

B. Standards of Conduct with Respect to Conflicts of Interest

The following standards govern the conduct of covered officers with respect to any actual or apparent conflicts of interest that arise between their personal interests and the interests of the Funds. The overarching principle of each standard is that the personal interests of a covered officer should not be placed improperly before the interests of the Funds.

Each Covered Officer must:

• Not engage in any personal transaction that would violate the conflict of interest provisions of the 1940 Act, the Investment Advisers Act, or the SEC’s rules thereunder;

• Not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Funds whereby the Covered Officer would benefit personally to the detriment of the Funds;

• Not cause the Funds to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Funds;

• Not use material, non-public knowledge of portfolio transactions made or contemplated for the Funds to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and,

• Not accept or provide any gift or entertainment that is illegal or that is intended to cause any action, or failure to take any action, that adversely affects the interests of any of the Funds.

C. Reporting of Potential Conflicts

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At least annually, the Covered Officers are required to complete a Directors and Officers Questionnaire (“Questionnaire”), which contains information about potential personal conflicts of interest. These Questionnaires are required to be submitted to the Investment Compliance Manager of the Funds, who is charged with the responsibility of reviewing them for actual or potential conflicts of interest.

Covered Officers are also required to report, as soon as possible, to the Investment Compliance Manager, any transactions or arrangements, not previously disclosed in their annual Questionnaires, that they reasonably believe may present a potential conflict of interest between their personal interests and the interests of the Funds.

Examples of the potential conflicts that should be reported include:

• Serving as a Director or Trustee of any public or private company;

• Maintaining any ownership interest in, or any consulting or employment relationship with, any of the Funds’ service providers (other than the Funds’ adviser and its affiliates); and,

• Acquiring a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Funds for effecting portfolio transactions or for selling or redeeming shares other than an interest in arising from the Covered Officer’s employment, such as compensation or equity ownership.

The willful or knowing failure of a Covered Officer to report a potential conflict of interest in the manner set forth above shall be considered a violation of this Code.

In the event that any potential conflicts of interest are reported to or otherwise are detected by the Investment Compliance Manager, he is required to inform the Chief Compliance Officer. As discussed below, the Chief Compliance Officer is responsible for conducting any investigation that may be necessary, interpreting the provisions of the Code, determining whether there is an actual or apparent conflict of interest and if so, making a recommendation to the Board for appropriate action.

III. Compliance with Applicable Laws and Regulations

It is the responsibility of each Covered Officer to promote compliance with the laws, rules and regulations that are applicable to the Funds. Each covered Officer should:

• Make reasonable efforts to familiarize himself or herself with the disclosure and other requirements applicable to the Funds;

• Not knowingly misrepresent, or cause others to misrepresent, facts about the Funds to others, whether within or outside the Funds, including to the Funds’ directors, trustees and auditors, and to governmental regulators and self-regulatory organizations; and,

• To the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Funds and the adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds.

IV. Certifications and Reports of Violations

Each Covered Officer must:

• Upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), certify in writing to the Investment Compliance Manager that he or she has received, read and understands the Code and any amendments thereto (Exhibit B);

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• Annually thereafter affirm to the Investment Compliance Manager that he or she has complied with the requirements of the Code (Exhibit C);

• Notify the Investment Compliance Manager promptly if he or she knows of any violation of this Code; and

• Not retaliate against any other Covered Officer or any employee of the Funds or their affiliated persons for reporting potential violations of, or carrying out their responsibilities under, this Code.

The Investment Compliance Manager shall promptly report to the Chief Compliance Officer any evidence of a violation of this Code.

V. Interpretations and Investigations

The Chief Compliance Officer is responsible for interpreting this Code as it applies to particular situations, investigating potential violations of the Code, reporting violations of the Code to the Board of Directors/Trustees of the Funds (“Board”), and making recommendations of any changes to the Code that he believes are necessary and appropriate.

The following policies and procedures will apply in connection with investigations of any potential violations of this Code by a Covered Officer:

• The Chief Compliance Officer will take such steps as he deems necessary and appropriate to investigate any potential violations that are reported to or that otherwise become known to him;

• If, after such investigation, the Chief Compliance Officer believes that no violation has occurred, the Chief Compliance Officer is not required to take any further action;

• If the Chief Compliance Officer concludes that a violation of this Code has occurred, he will report it the Board no later than its next formal meeting;

• Under no circumstances shall the Chief Compliance Officer waive compliance with the Code if he believes that it has been violated;

• If the Board concurs that a violation has occurred, it will determine what action should be taken, which may include requiring a Covered Officer to disgorge any gains obtained as a result of a conflict, imposing restrictions on the Covered Officer’s future activities, or recommending a suspension or dismissal of the Covered Officer; and

• The Board shall also have authority to waive, by majority vote, any disciplinary action for a violation of this Code in appropriate circumstances, such as for a good faith but erroneous belief that a transaction did not involve a conflict of interest covered by this Code.

On at least an annual basis, the Chief Compliance Officer will provide a report to the Board concerning overall compliance with the Code, any significant interpretive issues that have arisen during the year, and his suggestions for changes, if any.

VI. Other Codes of Conduct and Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act. The Covered Officers are required to continue to comply with other codes of ethics, policies and procedures that apply to their conduct. However, the other codes of ethics, policies and procedures are not part of this Code. For example, Covered Officers must continue to comply with

Rev. 5/17/12	15-22

the code of ethics that has been adopted by the Funds and their adviser, and principal underwriter pursuant to Rule 17j-1 (“Rule 17j-1 Code of Ethics”) as long as they are deemed to be access persons under it. However, a violation of the Rule 17j-1 Code of Ethics would not be a violation of this Code unless the conduct at issue independently violated the terms of this Code.

VII. Amendments

Any amendments to this Code must be approved or ratified by a majority vote of the Board. In the event that an amendment to this Code is made between formal Board meetings, it will be presented to the Board for ratification by the next formal meeting.

VIII. Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered privileged and confidential and shall be maintained and protected accordingly.

IX. Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund or person, as to any fact, circumstance, or legal conclusion.

Rev. 5/17/12	15-23

Exhibit A

COVERED OFFICERS OF THE FIRST INVESTORS FUNDS

Christopher H. Pinkerton - - President of the First Investors Funds

Joseph I. Benedek - - Treasurer of the First Investors Funds

Rev. 5/17/12	15-24

Exhibit B

INITIAL CERTIFICATION

I hereby certify that I have received and read a copy of the Code of Ethics For Principal Executive and Financial Officers of the First Investors Funds and understand that as a "Covered Officer" I am subject to its provisions and any amendments thereto. I also understand that as a “Covered Officer” I will certify annually to the Investment Compliance Manager that I have complied with the requirements of this Code.

DATED_______________
Signature_________________________

Name (please print)_______________

Title______________________________

Please return to:	Investment Compliance Manager
FIMCO
110 Wall Street – 4th Floor
New York, New York 10005

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Exhibit C
ANNUAL CERTIFICATION

I hereby certify that I have received and read a copy of the Code of Ethics For Principal Executive and Financial Officers of the First Investors Funds and understand that as a "Covered Officer" I am subject to its provisions and any amendments thereto. I have complied with all of the requirements of the Code including, but not limited to reporting any actual or apparent conflicts of interest or any violations of this Code to the Investment Compliance Manager.

DATED_______________
Signature_________________________

Name (please print)_________________

Title______________________________

Please return to:	Investment Compliance Manager
FIMCO
110 Wall Street – 4th Floor
New York, New York 10005

Rev. 5/17/12	15-26

C. ATTORNEY UP-THE-LADDER REPORTING POLICIES

“UP-THE-LADDER” REPORTING POLICIES
FOR ATTORNEYS WHO APPEAR OR PRACTICE BEFORE THE SEC
IN THE REPRESENTATION OF THE FIRST INVESTORS FUNDS

As Amended February 17, 2011*

We expect all attorneys who are employed or retained by any company within the First Investors financial group to comply with the ethical standards of each state or local bar association of which they are members. Those attorneys who appear and practice before the Securities and Exchange Commission (“SEC”) must also comply with the SEC’s “Standards of Professional Conduct for Attorneys.”

In accordance with Section 307 of the Sarbanes-Oxley Act of 2002, the SEC’s Standards of Professional Conduct for Attorneys require attorneys who appear and practice before the SEC in the representation of any issuer to report evidence of a material violation by the issuer or its officers, directors, employees or agents to the issuer’s chief legal officer or to the chief legal officer and the chief executive officer and, in the event that an appropriate response is not received within a reasonable time, to the issuer’s board of directors or a committee thereof that is composed of independent directors.1 These standards are commonly referred to as the SEC’s “up-the-ladder” reporting rules.

We have designed the following procedures to assist attorneys who may appear and practice before the SEC in the representation of the First Investors mutual funds (“First Investors Funds” or “Funds”) to comply with their reporting obligations under the SEC’s up-the-ladder reporting rules.2 We first provide an overview of the rules as they apply to the First Investors Funds. We then summarize the policies that we have developed for reporting material violations.

I. Overview of the SEC’s Up-the-Ladder Reporting Rules

A. Duty to Report

1. General Responsibilities

The SEC’s rules provide that, when an attorney who is “appearing and practicing before the Commission” “in the representation of an issuer” “becomes aware” of “evidence of a material violation” by the issuer or any officer, director, employee or agent of the issuer, the attorney must report such evidence to the issuer’s “chief legal officer (or the equivalent thereof)” (“CLO”) or to both the CLO and the issuer’s chief executive officer (or the equivalent thereof) (“CEO”). The CLO is thereupon required to conduct such inquiry as he or she “reasonably believes is appropriate” to determine whether the violation described has occurred, is ongoing, or is about to occur. If the CLO determines that no material violation has occurred, is occurring, or is about to occur, the CLO must notify the reporting attorney and advise him or her of the basis for such determination. Unless the CLO determines that no material violation has occurred, is ongoing or is about to occur, the CLO is required to adopt an appropriate response and to advise the reporting attorney thereof. Unless the reporting attorney “reasonably believes” that he or she

* These policies were originally adopted on August 5, 2003, and provided to the Board of Directors/Trustees of the First Investors Funds at the Board’s formal meeting on August 21, 2003. Minor amendments were made based upon comments received.

1 The SEC’s Standards of Professional Conduct are codified as 17 C.F.R. 205. The SEC’s adopting release may be found at 68 Fed. Reg. 6350 (Feb. 6, 2003) (“Adopting Release”).

2  While these policies and procedures have been designed for attorneys who appear and practice that were before the SEC in the representation of the First Investors Funds, they should also be used (except as noted below) by attorneys who appear and practice before the SEC in the representation of the separate accounts of First Investors Life Insurance Company (“FIL”). If an attorney appearing or practicing before the SEC in the representation of a separate account becomes aware of a material violation by the separate account or its agents, the attorney should report such evidence to the Chief Legal and Regulatory Officer of FICC who functions as the chief legal officer of all entities within the First Investors group. If the attorney reasonably believes that he or she has not received an appropriate response from the Chief Legal and Regulatory Officer of FICC within a reasonable time, the attorney should report the evidence to the FIL board of directors instead of the board of directors of the First Investors Funds.

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has received an “appropriate response” within a “reasonable time,” he or she is required to report the evidence of the material violation to the issuer’s audit committee, another committee of the issuer’s board that consists solely of independent directors (if the issuer’s board has no audit committee), or to the issuer’s full board of directors (if the issuer’s board has no committee consisting solely of independent directors).

2. Responsibilities of Subordinate and Supervising Attorneys

An attorney who appears or practices before the SEC in the representation of an issuer under the supervision or direction of another attorney (other than the issuer’s CLO) is defined as a “Subordinate Attorney” for purposes of the SEC’s up-the-ladder reporting rules. The other attorney is defined as the “Supervising Attorney”. A Subordinate Attorney who becomes aware of evidence of a material violation by the issuer or any of the issuer’s agents satisfies his or her reporting obligations by reporting such evidence to his or her Supervising Attorney. Once a Subordinate Attorney has reported evidence of a material violation to his or her Supervising Attorney, the Subordinate Attorney has no further responsibilities under the SEC’s up-the-ladder reporting rules. The Supervising Attorney inherits the duty to report the evidence of the material violation to the CLO (or the CLO and CEO), to determine whether he or she has received an appropriate response from the CLO within a reasonable time, and, if not, to report up-the-ladder to the issuer’s Board or a committee thereof under the SEC’s rules.

B. Definition of “Appearing and Practicing Before the Commission”

As indicated above, the SEC’s “up-the-ladder” reporting rules only apply to attorneys who are “appearing and practicing before the Commission” in the representation of an issuer. The definition of “appearing or practicing before the Commission” is broad. It includes: (i) transacting business or communicating with the SEC in any form on behalf of an issuer; (ii) representing an issuer in an administrative proceeding or in connection with an investigation, inquiry, information request, or subpoena; (iii) providing advice to an issuer with respect to the U.S. securities laws or SEC’s rules regarding any document that the attorney has notice will be filed with or submitted to the SEC, including advice in the context of preparing or participating in the preparation of such a document; and (iv) advising an issuer that a document need not be filed with the SEC.

The SEC’s rules make clear that a person who is licensed to practice law is not appearing and practicing before the SEC unless he is acting in the capacity of an attorney. The definition of “appearing and practicing before the Commission” expressly excludes from its coverage an attorney who transacts business with the SEC “other than in the context of providing legal services to an issuer with whom the attorney has an attorney-client relationship.” The SEC’s release notes that the definitions “will have the effect of excluding from coverage attorneys at public broker-dealers and other issuers who are licensed to practice law and who may transact business with the Commission, but who are not in the legal department and do not provide legal services within the context of an attorney-client relationship” (68 Fed. Reg. at 6298).

C. Definition of “In the Representation of an Issuer”

The term “issuer” means an issuer, as defined in Section 3 of the Securities Exchange Act of 1934 (“1934 Act”), that has registered its securities under Section 12 of the 1934 Act, that is required to file reports under Section 15(d) of the 1934 Act, or that files or has filed a registration statement under the Securities Act of 1933 (“1933 Act”).3 The First Investors mutual funds meet the definition of an issuer. They file registration statements under the 1933 Act and also file periodic reports under Section 15(d) of the 1934 Act.4

3 The definition of an issuer also includes “any person controlled by an issuer, where an attorney provides legal services to such person on behalf of, or at the behest of, or for the benefit of the issuer … .” Since the First Investors Funds do not have any subsidiaries, this part of the definition should not be applicable to attorneys who provide legal services for the First Investors Funds.

4 The separate accounts of FIL or FIL on their behalf also appear to satisfy the definition of issuer. As previously noted, although these procedures have been developed for the First Investors Funds, they should also be used by attorneys appearing or practicing before the SEC in the representation of the separate accounts with one exception. If they reasonably believe that they

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Thus, any attorney who provides legal services to the First Investors Funds is providing services “in the representation of an issuer” for purposes of the SEC’s up-the-ladder reporting rules. It is important to emphasize that it does not matter whether the attorney is employed or retained directly by the Funds. The SEC rules cover not only any attorney who is employed or retained directly by an “issuer” but also any attorney who “provide[s] legal services … for an issuer, regardless of whether the attorney is employed or retained by the issuer.” Thus, for example, the SEC’s “up-the-ladder” reporting rules would apply to an attorney employed by First Investors Corporation (“FIC”), First Investors Management Company, Inc. (“FIMCO”), or Administrative Data Management Corp. (“ADM”), if the attorney prepares, or assists in preparing, registration statements or other documents that are filed with the SEC on behalf of the First Investors Funds or represents the Funds during an SEC investigation or administrative proceeding. They would also apply to outside counsel who performs such services for the Funds.

By contrast, the rules would not apply to an attorney who is employed or retained by FIC, FIMCO, or ADM, but who is not involved with SEC filings by the Funds and does not communicate or transact business with the SEC on behalf of the Funds. FIC, FIMCO, and ADM are not “issuers” within the meaning of the SEC’s rules. Although they are registered with the SEC (FIC as a broker-dealer, FIMCO as an investment adviser, and ADM as a transfer agent), they have not issued securities that are registered under either the 1933 or 1934 Act; nor do they file periodic reports under Section 15(d) of the 1934 Act.

D. Definition of “Evidence of a Material Violation”

The term “material violation” is defined as a “material violation of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law” by the issuer or any officer, director, employee or agent of the issuer. While the SEC did not provide any examples of what would be considered material, it did state that the term “material” has a well-established meaning under the federal securities laws and it cited the Supreme Court’s decisions in Basic, Inc. v. Levinson, 485 U.S. 224 (1988), and TSC Indus. v. Northway, Inc., 426 U.S. 438 (1976). In these cases, the Supreme Court held that information is material under the federal securities laws only if there is a “substantial likelihood” that a “reasonable shareholder would consider it important” to his or her investment decisions. Thus, in applying this standard to the First Investors Funds, the relevant issue would appear to be whether a reasonable investor would consider the violation to be important in deciding whether to buy, sell, or hold shares, of the Funds. This will often involve an analysis of the impact of the violation on the value of the Fund’s shares.

The duty to report applies only when an attorney “becomes aware of evidence of a material violation” by the issuer or by any officer, director, or agent of the issuer. The phrase “evidence of” a material violation is defined as “credible evidence, based upon which it would be unreasonable, under the circumstances, for a prudent and competent attorney not to conclude that it is reasonably likely that a material violation has occurred, is ongoing, or is about to occur.” The SEC’s Adopting Release states that this is an objective standard but one that is intended to guard against second-guessing and that recognizes that “there is a range of conduct in which an attorney may engage without being unreasonable” (68 Fed. Reg. at 6302). This appears to recognize the fact that the law is frequently not black and white and that there are often good faith differences of opinion among attorneys concerning how to comply with a law. The Adopting Release also stresses that an attorney is not required or expected to report “gossip, hearsay, [or] innuendo.” Nor is the rule’s reporting obligation triggered by “a combination of circumstances from which the attorney, in retrospect, should have drawn an inference … ” (68 Fed. Reg. at 6302).

have not received an appropriate response from the Chief Legal and Regulatory Officer of FICC within a reasonable time, they should report their evidence of material violation to the board of directors of FIL.

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E. Definition of “Appropriate Response”

The term “appropriate response” means a response to the reporting attorney that causes the reporting attorney to reasonably believe (i) that no material violation has occurred, is ongoing, or is about to occur, (ii) that the issuer has adopted appropriate remedial measures, or (iii) the issuer, with the consent of its audit committee, another committee consisting solely of independent directors, or its full board, has directed an attorney to conduct an internal investigation into the material violation and that the issuer has either substantially implemented the remedial measures recommended by such attorney or has been advised that the attorney may (consistent with his or her professional obligations) assert a colorable defense on behalf of the issuer or its agents.

II. Procedures for Up-the-Ladder Reporting At First Investors

The following policies have been designed to assist attorneys who may appear or practice before the SEC in the representation of the First Investors Funds to comply with the SEC’s Standards of Professional Conduct for Attorneys.

A. Reports Shall Be Made Initially to the Chief Legal and Regulatory Officer of FICC.

The Chief Legal and Regulatory Officer of FICC functions as the CLO of the First Investors Funds as well as each of the operating companies in the First Investors financial group. Any attorney, other than a Subordinate Attorney, appearing or practicing before the SEC in the representation of any First Investors Fund who becomes aware of evidence of a material violation by the Fund or any of its officers, directors, employees or agents shall report such evidence in the first instance to the Chief Legal and Regulatory Officer of FICC.

Any Subordinate Attorney (as defined previously) appearing or practicing before the SEC in the representation of any First Investors Fund who becomes aware of a material violation by the Fund or any of its officers, directors, employees or agents shall report such evidence to his or her Supervising Attorney (as defined previously). The Subordinate Attorney shall thereafter have no further reporting responsibilities. The Supervising Attorney shall then be considered the reporting attorney for purposes of these policies and shall be responsible for reporting such evidence to the Chief Legal and Regulatory Officer of FICC and complying with the other requirements of the SEC’s up-the-ladder reporting rules.

An attorney may also report evidence of a material violation directly to the Audit Committee of the Fund’s Board, or the Independent Directors Committee (if the Board does not have an Audit Committee), or to the full Board (if the Board does not have an Independent Directors’ Committee) if the attorney reasonably believes that reporting such evidence to the Chief Legal and Regulatory Officer of FICC would be futile. Although the SEC’s rules also permit an attorney to report to a qualified legal compliance committee (“QLCC”) rather than to the CLO, none of the First Investors issuers has established a QLCC.

B.	The Chief Legal and Regulatory Officer of FICC Shall Make An Appropriate Inquiry and Take Appropriate Action.

When a report of evidence of a material violation is made to the Chief Legal and Regulatory Officer of FICC, the Chief Legal and Regulatory Officer of FICC shall be responsible for conducting such inquiry as he reasonably believes is necessary, making a determination as to whether a material violation has occurred, is occurring, or is about to occur, and, if so, taking appropriate action. Once the Chief Legal and Regulatory Officer of FICC completes his inquiry, he shall report his conclusions and any actions taken to the reporting attorney. The Chief Legal and Regulatory Officer of FICC may, in his discretion, conduct an inquiry himself or retain counsel to assist him in fulfilling his responsibilities. Unless the Chief Legal and Regulatory Officer of FICC determines that no material violation has occurred, is occurring or is about to occur, the Chief Legal and Regulatory Officer of FICC shall report the evidence of material violation to the Board of the First Investors Funds.

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C.	If the Reporting Attorney Does Not Reasonably Believe that He or She Has Received An Appropriate Response within a Reasonable Time, the Reporting Attorney Shall
Report to the Board of the Funds.

If a reporting attorney reasonably believes that he or she has not received an appropriate response from the Chief Legal and Regulatory Officer of FICC within a reasonable time, the reporting attorney shall report the evidence of material violation to the Audit Committee of the Board of the First Investors Funds, or the Independent Directors Committee of the Board (if there is no Audit Committee), or to the Full Board (if there is no Independent Directors Committee). As noted previously, once a Subordinate Attorney has reported evidence of a material violation to his or her Supervising Attorney, the Supervising Attorney assumes the sole responsibilities to determine whether an appropriate response has been received within a reasonable time and whether reporting up-the-ladder to the Board is necessary.

D. Reports and Responses Should Generally Not Be Documented.

There is no requirement under the SEC’s Standards of Professional Conduct that reports or responses be documented. Indeed, the SEC expressly noted that it was not requiring that reports and responses be documented. In its Adopting Release, the SEC noted that “we have eliminated all requirements that reports and responses be documented … ” as a result of concerns that had been expressed that documentation requirements would impede “open and candid discussions between attorneys and their issuer clients”; “would stultify the consultation process”; and might increase the issuer’s “vulnerability in litigation” by creating a “treasure trove of selectively damning evidence” (68 Fed. Reg. at 6306-6307).

Therefore, although inquiries and responses should be protected from third parties by the attorney-client privilege, reports and responses should generally be made orally rather than in writing. This will ensure that discussions about the facts and law can be candid and open. It will also ensure that the attorneys involved do not become locked into positions simply because they are committed to writing. Of equal importance, it will prevent potentially damaging statements from being discovered by litigants or other third parties who may attempt to use them inappropriately for their own benefit to the detriment of the First Investors Funds.

Rev. 5/17/12	15-31